Exhibit 10.1

Summary of Horace Mann Educators Corporation

Named Executive Officer Annualized Salary

The table below summarizes the annualized salaries of Horace Mann Educators Corporation’s (the “Company”) Chief Executive Officer and the other four highest compensated Executive Officers, as defined in the Company’s Proxy Statement for the 2007 Annual Meeting of Shareholders, (collectively the “Named Executive Officers”). These salaries may be changed at any time at the discretion of the Compensation Committee and/or Board of Directors of the Company. These salaries do not include short-term and long-term incentive compensation amounts, the Company’s contributions to defined contribution plans and the Company’s contributions to other employee benefit programs on behalf of the Named Executive Officers.

Named Executive Officer	Annualized Salary
Louis G. Lower II
President and Chief Executive Officer	$640,008.00
Peter H. Heckman
Executive Vice President and Chief Financial Officer	$410,000.00
Douglas W. Reynolds
Executive Vice President – Property & Casualty and Information Technology	$370,000.00
Frank D’Ambra III
Senior Vice President – Life & Annuity	$224,000.00
Paul D. Andrews
Senior Vice President – Corporate Services	$214,000.00

Last revision date: March 5, 2007